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                                                                    Exhibit 21.0


                        OCTEL COMMUNICATIONS CORPORATION

                          SUBSIDIARIES OF THE COMPANY


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
1.      OCTEL COMMUNICATIONS LIMITED                            7.      TIGON CORPORATION
        ----------------------------                                    -----------------
        ADDRESS: Octel House, Ancells Road                              ADDRESS:  17080 Dallas Parkway
        Fleet, Hampshire GUI38UN                                        Dallas, Texas 75248-1986
        England
                                                                8.      OCTEL COMMUNICATIONS K.K.
                                                                        -------------------------
2.      OCTEL COMMUNICATIONS S.A.                                       ADDRESS:  Kamiyacho Mori Bldg., 4th Floor
        -------------------------
        ADDRESS:  21, Boulevard de la Madeleine                         4-3-20 Toranomon
        Immeuble des Trois Quartiers                                    Minato-ku, 105
        Cedex, Paris F-75001                                            Japan
        France
                                                                9.      OCTEL COMMUNICATIONS PACIFIC, LTD.
                                                                        ----------------------------------
3.      OCTEL COMMUNICATIONS CANADA INC.                                ADDRESS:  c/o Plaza Business Center
        --------------------------------
        ADDRESS:  1500 - 1075 West Georgia St.                          35th Floor, Central Plaza
        Vancouver, British Columbia                                     18 Harbour Road, Wanchai
        Canada                                                          Hong Kong

4.      OCTEL COMMUNICATIONS (ISRAEL) LTD.                      10.     VMX, INC.
        ----------------------------------                              ---------
        ADDRESS:  16 Derech Ha'atzmaut                                  ADDRESS:  2115 O'Nel Drive
        Yehud 56304                                                     San Jose, California 95131-2032
        Israel
                                                                11.     RHETOREX
                                                                        --------
5.      OCTEL COMMUNICATIONS INTERNATIONAL CORPORATION                  ADDRESS:  200 E. Hacienda Avenue
        ----------------------------------------------
        AGENT'S ADDRESS:  5 Kronprindsens Gade,                         Campbell, California  95008
        P.O. Box 8560
        Charlotte Amalie, St. Thomas                            12.     RHETOREX LTD.
                                                                        -------------
        U.S. Virgin Islands 00801                                       ADDRESS:  Centennial Court
                                                                        Easthampstead Road, Bracknell
6.      COMPASS TECHNOLOGY, INC.                                        Berkshire RG12 1JA
        ------------------------
        ADDRESS:  Live Oak Office Center                                England
        22001 Cantu Court, #116
        Sarasota, Florida 34232
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